Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Flash Sports & Media Holdings, Inc. (f/k/a urban-gro, Inc.) (“this Registration Statement”) of our report dated April 15, 2026 relating to the consolidated financial statements of urban-gro, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025 as of and for the year ended December 31, 2025.

We consent to the use in this Registration Statement of our report dated June 16, 2026 relating to the consolidated financial statements of Flash Sports and Media, Inc. as of and for the years ended December 31, 2025 and 2024 which appears in this Registration Statement.

We also consent to the use in this Registration Statement of our report dated May 11, 2026 relating to the financial statements of Innovative Production Group FZ LLC as of and for the years ended December 31, 2025 and 2024 which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Date: June 29, 2026

Place: Chennai, India